UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________________________________________________

FORM  8-K
                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2025

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17450 College Parkway,	Livonia,	Michigan	48152
(Address of Principal Executive Offices)			(Zip Code)
(313) 274-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Masco Corporation (the “Company”) entered into an agreement dated July 8, 2025 with Keith J. Allman, the Company’s former President and Chief Executive Officer, in connection with his previously-announced retirement from the Company on that date. Pursuant and subject to the agreement, Mr. Allman will be entitled to the following compensation following the conclusion of his employment: (i) payment of a 2025 cash bonus based on his individual target opportunity and the Company’s 2025 annual performance, prorated through his last day of employment with the Company, (ii) payment of the cash equivalent of a 2025 restricted stock unit award based on his individual target opportunity, prorated through his last day of employment with the Company, and (iii) a share award under each of the 2023-2025 Long-Term Incentive Program (“LTIP”) and the 2024-2026 LTIP, if the established performance goals for the respective LTIP are met, and prorated to reflect the time Mr. Allman was employed during each applicable performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ Richard J. Westenberg
Name:	Richard J. Westenberg
Title:	Vice President, Chief Financial Officer and Treasurer

July 9, 2025